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                                                             EXHIBIT 23(a)






CONSENT OF INDEPENDENT AUDITORS




GENERAL MOTORS CORPORATION:

We hereby consent to the incorporation by reference in this Registration Statement of General Motors Corporation on Form S-8 of our reports dated February 9, 1994 appearing in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1993 and to the reference to us under the heading "Incorporation of Documents by Reference" in this Registration Statement.






s/DELOITTE & TOUCHE
DELOITTE & TOUCHE

Detroit, Michigan
August 1, 1994





























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